Exhibit 99.1

Kubient Reports Third Quarter 2020 Results

NEW YORK – November 12, 2020 – Kubient, Inc. (NasdaqCM: KBNT, KBNTW) (“Kubient” or the “Company”), a cloud-based software platform for digital advertising, today reported financial results for the third quarter and nine months ended September 30, 2020.

Third Quarter 2020 and Recent Operational Highlights

•	Onboarded former Director at Centro, advertising technology and publishing veteran, Ryan Adams, as Senior Vice President of Partnerships

•	Appointed Chairman, Founder, and Chief Strategy Officer (“CSO”), Paul Roberts, as Interim Chief Executive Officer (“CEO”)

•	Evaluated and streamlined The Associated Press’ ("AP") digital advertising supply chain, resulting in a reduction in half of its non-essential vendors and a more optimized and cost-effective infrastructure

•	Discovered new “Weasel Injection” ad fraud scheme or fake traffic being purchased by Demand Side Platforms (“DSP”) and Supply Side Platforms (“SSP”) of major brands

•	Publisher inventory that Kubient can monetize, or ad impression opportunities, for the Audience Cloud, Kubient’s flexible open marketplace for advertisers and publishers to reach, monetize and connect their audiences, increased 428% from September to October

•	Closed an initial public offering (IPO) of 2,500,000 units, resulting in gross proceeds of approximately $12.5 million, before deducting underwriting discounts and commissions and other offering expenses

Management Commentary

“Our results for the third quarter were an encouraging step forward, driven by a number of key developments including our successful optimization of the AP’s ad infrastructure as well as our noteworthy detection of the Weasel Injection fraud through our Kubient Artificial Intelligence (KAI) pre-bid ad-fraud prevention tool,” said Kubient Founder, Chairman, CSO, and Interim CEO Paul Roberts. “As the digital advertising industry began to pick back up during the period, we witnessed an influx of ‘supply’ or publisher inventory connected to our audience cloud platform. To address this unmet and growing need, we’ve brought on a senior level ad veteran in Ryan Adams, who will be focused on maximizing this new monetization opportunity. Our plan with his new team will be to attract more brands and ad agencies to our audience cloud, ultimately driving demand-side revenue and supporting the ready-made supply-side inventory.

“The additional data points of progress we’re seeing with our ad fraud prevention tool KAI are also encouraging. The Weasel Injection scheme proved to be a major issue for a number of global enterprises, underscoring just how prevalent this issue is and highlighting how important we believe our product can be. In an industry where speed is crucial, KAI is the fastest tool in a $42 billion ad fraud market. Thanks to the success of our initial beta tests in the first half of the year, we have received an increase in demand for KAI from a number of prospective customers. We also plan on rolling out KAI as a stand-alone application in the coming months, providing more optionality and expanding our potential customer base. In parallel, we are also looking to launch a self-serve DSP for a number of brands that have been requesting an alternative to the outdated mode of driving their campaigns through a third-party DSP or agency trading desk. With a number of major events on the horizon and a steadily recovering market, we look forward to driving continued growth and increasing share in the digital advertising industry.”

Third Quarter 2020 Financial Results

Net revenues increased to $280,000 compared to $92,000 in the prior quarter and from $56,000 in the equivalent quarter in 2019. The sequential and year-over-year increase in net revenue was due to increased engagement from two customers in the quarter.

Total operating expenses increased to $1.7 million compared to $1.2 million in the previous quarter and $1.0 million in the same period last year. The increase in total operating expenses was primarily due to higher technology expenses related to amortization expense of intangible assets and higher general and administrative expenses related to one-time compensation expenses related to the company’s IPO.

GAAP net loss attributable to common shareholders was $5.8 million, or $(1.03) loss per share, compared to a net loss of $1.5 million, or $(0.42) loss per share, in the prior quarter and net loss of $1.4 million, or $(0.38) loss per share, in the same year-ago period. The year-over-year increase in net loss was primarily due to higher non-cash other expenses of approximately $2.4 million as well as a non-cash deemed dividend of $1.7 million related to a warrant down round adjustment in the period.

As of September 30, 2020, the Company had cash of $8.4 million.

Nine Month 2020 Financial Results

Net revenues increased to $1.8 million from $162,000 in the same period last year. The increase was primarily due to revenue generated in connection with the beta testing of KAI, in addition to increased engagement from two customers in the quarter.

Total operating expenses increased to $4.1 million from $2.6 million in the same period last year. The increase in total operating expenses was primarily due to higher technology expenses related to amortization expense of intangible assets and higher general and administrative expenses related to one-time compensation expenses related to the company’s IPO.

GAAP net loss attributable to common shareholders was $7.4 million, or $(1.72) loss per share, compared to $3.0 million, or $(0.82) loss per share, in the same year-ago period. The higher net loss was due to higher non-cash other expenses of approximately $3.1 million, a non-cash deemed dividend of $1.7 million related to a warrant down round adjustment in the period and higher operating expenses, partially offset by higher net revenues.

Conference Call

Kubient will hold a conference call today (November 12, 2020) at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss these results.

Kubient management will host the conference call, followed by a question and answer period.

U.S. dial-in: 1-877-407-9208

International dial-in: 1-201-493-6784

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the Investor Relations section of Kubient’s website.

A telephonic replay of the conference call will be available after 8:00 p.m. Eastern time through November 19, 2020.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13712644

About Kubient

Kubient is a technology company with a mission to transform the digital advertising industry to audience-based marketing. Kubient’s next generation cloud-based infrastructure enables efficient marketplace liquidity for buyers and sellers of digital advertising. The Kubient Audience Cloud is a flexible open marketplace for advertisers and publishers to reach, monetize and connect their audiences. The Company’s platform provides a transparent programmatic environment with proprietary artificial intelligence-powered pre-bid ad fraud prevention, and proprietary real-time bidding (RTB) marketplace automation for the digital out of home industry. The Audience Cloud is the solution for brands and publishers that demand transparency and the ability to reach audiences across all channels and ad formats. For additional information, please visit https://kubient.com/.

Forward-Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

Kubient Investor Relations

Gateway Investor Relations

Matt Glover and Tom Colton

T: 1-949-574-3860

Kubient@gatewayir.com

Kubient, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net Revenues	$280,401	$55,872	$1,753,851	$161,828

Operating Expenses:
Technology	545,639	315,824	1,577,197	1,070,561
General and administrative	1,167,861	703,238	2,489,867	1,494,609
Total Operating Expenses	1,713,500	1,019,062	4,067,064	2,565,170
Loss From Operations	(1,433,099)	(963,190)	(2,313,213)	(2,403,342)

Other (Expense) Income:
Interest expense	(389,319)	(362,179)	(1,118,614)	(522,278)
Interest expense - related parties	(200,821)	(29,551)	(403,372)	(29,666)
Amortization of beneficial conversion feature	(1,984,322)	-	(1,984,322)	-
Gain on settlement of notes and other payables	139,333	-	139,333	-
Gain on forgiveness of accounts payable - supplier	-	-	236,248	-
Loss on extinguishment of convertible note payable	(297,272)	-	(297,272)	-
Other income	1,000	12	13,294	256
Total Other Expense	(2,731,401)	(391,718)	(3,414,705)	(551,688)
Net Loss	(4,164,500)	(1,354,908)	(5,727,918)	(2,955,030)
Deemed dividend related to warrant down round adjustment	(1,682,000)	-	(1,682,000)	-
Net Loss Attributable to Common Shareholders	$(5,846,500)	$(1,354,908)	$(7,409,918)	$(2,955,030)
Net Loss Per Share - Basic and Diluted	$(1.03)	$(0.38)	$(1.72)	$(0.82)
Weighted Average Common Shares Outstanding - Basic and Diluted	5,676,561	3,599,300	4,300,905	3,599,909

Kubient, Inc.

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2020	2019
	(unaudited)
Assets
Current Assets:
Cash	$8,356,834	$33,785
Accounts receivable, net	797,422	38,704
Prepaid expenses and other current assets	117,085	28,072
Total Current Assets	9,271,341	100,561
Intangible assets, net	1,357,726	83,333
Property and equipment, net	8,088	4,549
Deferred offering costs	10,000	285,196
Total Assets	$10,647,155	$473,639

Liabilities and Stockholders' Equity (Deficiency)
Current Liabilities:
Accounts payable - suppliers	$319,484	$785,180
Accounts payable - trade	1,531,084	867,554
Accrued expenses and other current liabilities	766,621	478,674
Accrued interest	3,001	117,912
Accrued interest - related parties	-	4,204
Due to related party	29,000	29,000
Notes payable, current portion	136,242	113,967
Convertible notes payable, current portion, net of discount of $0 and $630,994 as of September 30, 2020 and December 31, 2019, respectively	-	2,569,006
Convertible notes payable - related parties, current portion, net of discount of $0 and $281,701 as of September 30, 2020 and December 31, 2019, respectively	-	548,799
Total Current Liabilities	2,785,432	5,514,296
Notes payable, non-current portion	269,848	-
Total Liabilities	3,055,280	5,514,296

Commitments and contingencies

Stockholders' Equity (Deficiency):
Preferred stock, $0.00001 par value; 5,000,000 shares authorized; No shares issued and outstanding as of September 30, 2020 and December 31, 2019	-	-
Common stock, $0.00001 par value; 95,000,000 shares authorized; 7,661,300 and 3,601,521 shares issued and outstanding as of September 30, 2020 and December 31, 2019	77	36
Additional paid-in capital	21,723,133	3,362,724
Accumulated deficit	(14,131,335)	(8,403,417)
Total Stockholders' Equity (Deficiency)	7,591,875	(5,040,657)
Total Liabilities and Stockholders' Equity (Deficiency)	$10,647,155	$473,639

Kubient, Inc.

Condensed Consolidated Statement of Cash Flows

(unaudited)

	For the Nine Months Ended
	September 30,
	2020	2019
Cash Flows From Operating Activities:
Net loss	$(5,727,918)	$(2,955,030)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	227,355	4,303
Bad debt expense	3,734	(10,670)
Gain on forgiveness of accounts payable - supplier	(236,248)	-
Allowance for other asset	-	200,000
Stock-based compensation:
Stock options	15,993	15,894
Common stock	62,484	30,800
Amortization of debt discount and debt issuance costs	915,994	444,928
Amortization of debt discount and debt issuance costs - related parties	357,201	27,541
Amortization of beneficial conversion feature	1,984,322	-
Loss on extinguishment of convertible note payable	297,272	-
Gain on settlement of notes and other payables	(139,333)	-
Changes in operating assets and liabilities:
Accounts receivable	(762,452)	288,830
Prepaid expenses and other current assets	(89,013)	(36,967)
Other asset	-	(200,000)
Accounts payable - suppliers	(193,334)	(180,514)
Accounts payable - trade	68,002	403,470
Accrued expenses and other current liabilities	492,372	13,304
Accrued interest	195,596	-
Accrued interest - related parties	53,026	-
Net Cash Used In Operating Activities	(2,474,947)	(1,954,111)
Cash Flows From Investing Activities:
Purchase of intangible assets	(855,019)	(70,000)
Purchase of property and equipment	(5,287)	(2,449)
Advances to related party	-	(75,000)
Repayment of related party advances	-	75,000
Net Cash Used In Investing Activities	(860,306)	(72,449)
Cash Flows From Financing Activities:
Proceeds from sale of common stock and warrants in initial public offering, net [1]	11,503,488	-
Payment of initial public offering issuance costs	(841,376)	-
Proceeds from issuance of convertible notes payable and investor warrants [2]	-	2,127,401
Advances from related party	-	29,250
Repayment of advance from related party	-	(45,000)
Proceeds from issuance of notes payable	656,190	-
Repayment of notes payable	(95,000)	(90,427)
Proceeds from issuance of notes payable - related parties	585,000	-
Repayment of note payable - related party	(150,000)	-
Net Cash Provided By Financing Activities	11,658,302	2,021,224
Net Increase (Decrease) In Cash	8,323,049	(5,336)
Cash - Beginning of the Period	33,785	7,518
Cash - End of the Period	$8,356,834	$2,182

[1] Includes gross proceeds of $12,503,750, less underwriting discounts and commissions of $1,000,262.

[2] Includes gross proceeds of $2,500,000, less issuance costs of $372,599 deducted directly from the offering proceeds.